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                                                                     Exhibit 8.2


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


      TEL (212) 715-9100                                    47, Avenue Hoche
      FAX (212) 715-8000                                       75008 Paris
                                                                 France


                               __________ __, 2001


Corporate Technology Development, Inc.
1680 Michigan Avenue, Suite 700
Miami, FL  33139

Ladies and Gentlemen:

                  We have acted as counsel to Corporate Technology Development, Inc., a Delaware corporation (the "Company"), in connection with the planned merger (the "Merger") with and into the Company of Roadrunner Acquisition, Inc., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Endorex Corporation, a Delaware corporation ("Parent"), pursuant to an Agreement and Plan of Merger and Reorganization dated as of July 31, 2001, by and among Parent, Merger Sub and the Company (the "Merger Agreement").

                  For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Merger Agreement, (ii) the Registration Statement on Form S-4 (File No. _________) (the "Registration Statement"), filed on_________, 2001, by Parent with the Securities and Exchange Commission, and (iii) such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations made by the Company and Parent, which we have neither investigated nor verified, as well as certain statements and representations contained in the Merger Agreement and the Registration Statement, which we have also neither investigated nor verified. We have assumed that all such statements and representations are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements and representations will be taken. We have also assumed that all representations made "to the best knowledge of" any persons will be true, correct, and complete as if made without such qualification.

                  In addition, we have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); (ii) the Merger will qualify as a merger under the applicable laws of Delaware; (iii) each of the Company, Parent, and Merger Sub will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as

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KRAMER LEVIN NAFTALIS & FRANKEL LLP

Corporate Technology Development, Inc.
________ __, 2001
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amended (the "Code"), and the Treasury regulations promulgated thereunder; and
(iv) the Merger Agreement and all other documents and instruments referred to therein or in the Registration Statement are valid and binding in accordance with their terms. Any inaccuracy in, or breach of, any of the aforementioned statements, representations, and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the "IRS") by the Company, Parent, or Merger Sub as to the United States federal income tax consequences of any aspect of the Merger. The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court of competent jurisdiction will not disagree with such opinion.

                  Based upon and subject to the foregoing as well as the limitations set forth below, it is our opinion, under presently applicable United States federal income tax law, that the statements regarding United States federal income tax consequences contained in the section of the Registration Statement entitled "The Merger - Material Federal Income Tax Consequences" are accurate in all material respects.

                  No opinion is expressed as to any matter not specifically addressed above or as to the tax consequences, if any, of the amendment of CTD's certificate of incorporation to reduce the Liquidation Amount (as defined in the certificate of incorporation) payable to the holders of the CTD Series A Preferred Stock. Also, no opinion is expressed as to the tax consequences of any of the transactions under any United States state or local or non-U.S. tax law. Furthermore, our opinion is based on current United States federal income tax law and administrative practice, which may be changed at any time with retroactive effect to the detriment of Parent, Merger Sub, the Company and their respective shareholders. We do not undertake to advise you as to any changes after the Effective Time (as defined in the Merger Agreement) in federal income tax law or administrative practice that may affect our opinion unless we are specifically asked to do so.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the section of the Registration Statement entitled "The Merger - Material Federal Income Tax Consequences." The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                  This opinion has been delivered to you for the purpose of being included as an exhibit to the Registration Statement.


                                    Very truly yours,